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Exhibit 23.1

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 333-26297, 333-65379 and 333-88973.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
March 28, 2002